NATIONSBANK                             NEWS RELEASE


     FOR IMMEDIATE RELEASE

APRIL 19, 1995 -- NationsBank Corporation today entered into an agreement for the underwritten public offering of $300 million in subordinated notes due April 2005.

The debt issue is part of a shelf registration for corporate debt securities and preferred and common stock previously declared effective by the Securities and Exchange Commission.

The 10-year non-callable subordinated notes have a coupon interest rate of 7 5-8 percent. The notes qualify as Tier 2 capital under the Federal Reserve Board's capital guidelines.

The offering will be sold through underwriters led by NationsBanc
Capital Markers, Inc., Bear, Stearns & Co. Inc., Lehman Brothers,
Merrill Lynch & Co., and Morgan Stanley & Co. Inc. Closing is scheduled by April 27.

Proceeds from the debt issue will be used for general corporate purposes, including the corporation's working capital needs and additional investments in capital securities of the corporation's banking subsidiaries.

NationsBank Corporation is the fourth-largest U.S. banking company, with $184 billion in assets at March 31, 1995, and full-service banking centers in nine states and the District of Columbia.

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Media contact:  Martha Larsh  (214 508-0633